Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Asiarim Corporation for the Quarter ended June 30, 2011, I, Dr. Joannes C. M. Hovers, Chief Executive Officer of Asiarim Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-Q for the period ended June 30, 2011 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the period ended June 30, 2011 fairly represents in all material respects, the financial condition and results of operations of Asiarim Corporation.

August 22, 2011	By:	/s/ Dr. Joannes C. M. Hovers
Dr. Joannes C. M. Hovers
Chief Executive Officer (Principal Executive Officer)